Veramark Posts Profit in Second Quarter 2010

PITTSFORD, NY -- (Marketwire - August 12, 2010) - Veramark Technologies Inc. (OTCBB: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced financial results for its second quarter, which ended June 30, 2010. Revenues for the three months ended June 30, 2010 of $3,167,000, increased 28 percent from revenues of $2,479,000 for the three months ended June 30, 2009. For the six months ended June 30, 2010, revenues of $5,949,000 increased 19 percent from revenues of $5,002,000 for the first six months of 2009.

Net income for the three months ended June 30, 2010 of $122,000, or $0.01 per share, compares with a net loss of $542,000, or $0.05 per share for the same quarter of 2009. Net income of $189,000 or $0.02 per share, for the first six months of 2010 compares with a net loss of $722,000, or $0.07 per share, for the first six months of 2009.

In June, Veramark announced that it had acquired substantially all of the assets of the TEM and consulting businesses of privately held Source Loop LLC, a leading provider of such services, based in Alpharetta, Georgia. Source Loop's service capabilities acquired include a full suite of professional and managed services for enterprise-class TEM, including telecom cost elimination programs, telecom assessments, sourcing, auditing, benchmarking, and network optimization. Financial results for the most recent quarter reflect the result of the combined entity retroactive to June 1, 2010.

"We are pleased that Veramark has achieved positive results as we continue to grow our Telecom Expense Management business, said Tony Mazzullo, Veramark's President and Chief Executive Officer. "Veramark has delivered two consecutive quarters of profitability in 2010, resulting in an improvement of over $900,000 in net income for the first six months of 2010 as compared to a year ago."

Mr. Mazzullo will host a teleconference to discuss the 2010 second quarter results on Friday, August 13, 2010, at 2:00 pm Eastern Time. To access the conference call, dial (800) 909-4252.

About Veramark Technologies, Inc.
Veramark is a leading provider of innovative enterprise solutions for telecom expense management and call accounting solutions. Veramark solutions provide visibility into usage and spend and enable best practices for managing complex unified communications networks. Veramark technology and services help enterprises understand, manage, and control their fixed and mobile telecom assets, costs, and related business processes. For more information, visit www.veramark.com.

                        VERAMARK TECHNOLOGIES, INC.
                   CONDENSED STATEMENT OF OPERATIONS DATA
                                (Unaudited)

                            Second Quarter Ended
                               June 30, 2010

                                                           2010        2009
                                                   ------------ -----------
Revenues                                           $  3,167,191 $ 2,479,390
                                                   ============ ===========
Income (Loss) Before Taxes                              122,344    (541,932)
Income Taxes                                                  -           -
                                                   ------------ -----------
Net Income (Loss)                                  $    122,344 $  (541,932)
                                                   ============ ===========
Net Income (Loss) Per Diluted Share                $       0.01 $     (0.05)
                                                   ============ ===========
Diluted Weighted Average
Number of Shares Outstanding                         10,063,244   9,869,026
                                                   ============ ===========

                              Six Months Ended
                               June 30, 2010

                                                           2010        2009
                                                   ------------ -----------
Revenues                                           $  5,948,920 $ 5,002,069
                                                   ============ ===========
Income (Loss) Before Taxes                              188,855    (722,051)
Income Taxes                                                  -           -
                                                   ------------ -----------
Net Income (Loss)                                  $    188,855 $  (722,051)
                                                   ============ ===========
Net Income (Loss) Per Diluted Share                $       0.02 $     (0.07)
                                                   ============ ===========
Diluted Weighted Average
Number of Shares Outstanding                          9,955,411   9,826,878
                                                   ============ ===========

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com